Exhibit 10.12

TM RURAL WATER and MILLENNIUM ETHANOL L.L.C.
WATER SUPPLY PIPELINE AGREEMENT

This Water Supply Pipeline Agreement, entered this 25th day of January, 2007, by and between TM Rural Water District, P.O. Box 445 Parker, South  Dakota, a South Dakota water user district, body politic and a political subdivision of the state of South Dakota (hereinafter referred to as “TM”), and Millennium Ethanol, L.L.C, P.O. Box 357, Marion, South Dakota (hereinafter referred to as “Millennium”) provides as follows:

WHEREAS, TM and Millennium have entered into a Water Treatment Plant Financing Agreement dated June 14, 2006, and a Water User Agreement also entered into on June 14, 2006; and

WHEREAS, TM and Millennium understand and agree that it is necessary for TM to construct a water supply pipeline from the TM Water Treatment Plant to the Millennium facilities; and

WHEREAS, it is in the mutual best interest of TM and Millennium for the pipeline to be constructed as soon as possible, and for Millennium to pay for the construction of the pipeline; and

WHEREAS, this agreement is entered into for the purpose of setting forth the terms and conditions whereby Millennium will construct the pipeline in accordance with TM’s plans and specifications, and supervision, and which will be owned and operated by TM to serve Millennium’s water needs.

NOW, THEREFORE, in consideration of the foregoing mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, it is hereby agreed as follows:

ARTICLE 1
CONSTRUCTION COSTS of WATER SUPPLY PIPELINE

1.1                    Pipeline. Millennium agrees to construct a water supply pipeline to supply the water needed by Millennium, pursuant to the Water User Agreement and Water Treatment Plant Financing Agreement previously entered into by the parties.

1.2                    Location of Pipeline. That the water supply pipeline will be constructed and installed over, in and under real property that TM has obtained easements for the placement of said pipeline, or in the public right of way. The parties understand and agree that TM has obtained the required easements with the legal descriptions of the properties and the actual easement agreements available for review by Millennium, and housed at the TM office in Parker, South Dakota. The parties understand and agree that the general route of the pipeline is shown by the aerial photograph which is attached to this agreement as Exhibit l, and incorporated herein as if fully set forth.

1.3                    Millennium to Pay Cost of Pipeline. The parties understand and agree that Millennium, at its sole cost, agrees to pay for the entire construction cost of the water supply pipeline.

1.4                    Water Supply Pipeline Costs. The costs of the water supply pipeline shall include engineering costs and construction costs, all in connection with the project set forth in the Water Treatment Plant Financing Agreement and TM Millennium Water User Agreement. TM shall have no obligation to pay any legal, engineering or administrative fees or costs incurred by Millennium in the construction of the water supply pipeline.

ARTICLE 2
OWNERSHIP

2.1                    Pipeline to be owned by TM. At all times relevant hereto, including following the construction of the water supply pipeline, TM shall be the sole owner of the water supply pipeline and all of its appurtenant facilities, equipment, pipelines, and wells.

ARTICLE 3
DESIGN AND CONTRACT DOCUMENTS

3.1                    Design of Project. TM shall have the Design Documents, which are the project drawings and technical specifications prepared by the Project Engineers which shall be incorporated into the Contract Documents, prepared by Banner Associates, Inc. of Brookings, South Dakota, who are the Project Engineers for use in the construction of the overall project, as defined in the Water Treatment Plant Financing Agreement, and are the Project Engineers for the purposes of constructing the water supply pipeline contemplated by this Agreement.

3.2                    Contract Documents. The parties agree that the Project shall be constructed and completed in accordance with the Contract Documents prepared by the Project Engineer.

ARTICLE 4
BUILDING, DEPOSIT of FUNDS and CONSTRUCTION

4.1                    Bid Documents. TM shall prepare all Bid Documents with the assistance of the Project Engineer.

4.2                    Construction of Pipeline Under TM’s Supervision. The parties understand and agree that TM shall supervise the construction of the pipeline, according to its plans and specifications, as shown in the  Contract Documents, and approved by the Project Engineers.

ARTICLE 5
 CONSTRUCTION COSTS of WATER SUPPLY PIPELINE

5.1                    Payment for Construction Costs. Millennium agrees to pay the contractors utilized in the construction of the water supply pipeline in accordance with the terms and conditions of the Contract Documents to be executed by Millennium and the successful bidders for construction of the water supply pipeline. During the Project construction, upon presentation of a pay request by a contractor, subcontractor, or a supplier in accordance with the provisions of the Contract Documents whereupon presentation of a pay request is approved by Project Engineers, Millennium shall pay the  pay request.

ARTICLE 6
SPECIAL PROVISIONS

6.1                    Millennium’s Guarantee. For and during the term of this Agreement, Millennium shall not unreasonably withhold or delay any payment due under this Agreement and TM may proceed to enforce such obligations by a suit in equity or at law, either for the specific performance, or for the enforcement of any other appropriate legal or equitable remedy. Each and every power or remedy herein specifically given shall be in addition to every other power or remedy, existing or implied, given or now or hereafter existing at law or in equity.

6.2                    Evidence of Proceedings. After the execution of this Agreement, and in any event prior to the award of a Project contract, each party shall provide the other true and correct copies of all proceedings by their respective governing board authorizing (i) the execution of this Agreement and (ii) the actions to be taken pursuant to the Agreement.

6.3                    No Liens or Security Interests Attach to Pipeline. Millennium agrees that it will insure that none of its creditors place any kind of lien, mortgage, security interest, or similar device on the pipeline to be constructed. Millennium hereby represents to TM, and acknowledges and agrees, that it has obtained consent from its creditors wherein Millennium’s creditors agree that they will not take any kind of lien, mortgage, security interest, or similar device on the pipeline to be constructed and that it will hold TM harmless from any such lien, mortgage, security interest, or similar device.

ARTICLE 7
GENERAL PROVISIONS

7.1                    Modifications. No modifications or changes to the Agreement, or any part thereof, shall be valid unless in writing and signed by the authorized representatives of parties hereto, or their respective successors and assigns.

7.2                    Interpretation. Any and all headings of this Agreement are for convenience of reference only, and do not modify, define or limit the provisions thereof. Words of any gender shall be deemed and construed to include correlative words of the other gender.

7.3                    Severability. If any provision of this Agreement shall be held to be inoperative or unenforceable as applied in any particular case in any jurisdiction because it conflicts with any other provision hereof or any constitution, statute, ordinance, rule of law or public policy, or for any other reason, such holding shall not have the effect of rendering the provisions in question inoperative or unenforceable to any extent whatever. The invalidity of any one or more phrases, sentences, clauses or sections contained in this Agreement shall not affect the remaining portions of this Agreement or any part hereof, and they shall otherwise remain in full force and effect.

7.4                    Force Majeure. TM shall not be liable for any failure, inability or delay to perform hereunder, if such failure, inability or delay is due to war, strike, fire, explosion, sabotage, accident, storm, interruption of water supply due to restrictions imposed on water permits by the State of South Dakota or any regulatory agency thereof or the amount of untreated water available to TM, casualty or any other cause beyond the reasonable control of the parties so failing, providing due diligence is used by TM in curing such cause and in resuming performance.

7.5                    Water User Agreement And Water Treatment Plant Financing Agreement. To the extent relevant hereto, the terms and conditions of the Water User Agreement and Water Treatment Plant Financing Agreement entered into by the parties shall be incorporated herein by reference as if fully set forth, to the extent they are consistent with this Water Supply Pipeline Agreement.

7.6                    Notices. All notices given or required under this Agreement shall be in writing and may be delivered personally, by overnight courier or by placing in the United States mail, first-class and certified, return receipt requested, with postage prepaid and addressed:

If to Millennium, at the following address:

Millennium Ethanol, L.L.C.
P.O. Box 357
Marion, South Dakota 57043

provided that copies of notices pertaining to a failure on the part of Millennium to perform in accordance with the terms of this Agreement shall be sent to Millennium’s representative, and to such other persons as may be designated in writing by Millennium.

If to TM, at the following address:

TM Rural Water District
P.O. Box 445
Parker, SD 57053-0445

provided that copies of notices pertaining to a failure on the part of TM to perform in accordance with the terms of this Agreement shall be sent to the TM Manager, and to such other persons as may be designated in writing by TM.

Notices delivered by mail shall be deemed effective three (3) business days after mailing in accordance with this section. Notices delivered personally or by overnight courier shall be deemed effective upon receipt or refusal. Either party may change its addresses for purposes hereof by notice given to the other party as herein provided.

7.7                    Whole Agreement. This Agreement and the Water User Agreement contemporaneously signed herewith shall constitute the entire agreement between the parties as to the matters provided for herein, and no inducements, considerations, promises, or other references shall be implied in this Agreement that are not expressly addressed herein.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement on the day and year first above written.

TM RURAL WATER DISTRICT

	BY:	/s/ [Illegible]
Its President

ATTEST:

2-26-07
DATE

/s/ Steven Knutson
Secretary

MILLENNIUM ETHANOL, L.L.C

	BY:	/s/ Dennis J. Koerner

	TITLE	President

STATE OF SOUTH DAKOTA

SS

COUNTY OF TURNER

On this the 25th day of January, 2007, before the undersigned officer, personally appeared Dennis J. Koerner, known to me or satisfactorily proven to be the person whose name is subscribed to the within instrument and acknowledged that he executed the same of the purposes therein contained.

In witness whereof I have hereunto set my hand and official seal.

/s/ Robin R. Smith
Notary Public, South Dakota

(SEAL)

My commission expires	4/10/11.